                                                                 EXHIBIT 25.1
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)X
                                                          -
                                  ------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                    75-2353745
         (State of incorporation                  (I.R.S. employer
         if not a national bank)                identification No.)

       2001 Ross Avenue, Suite 2700                  75201-2936
              Dallas, Texas                          (Zip Code)
          (Address of trustee's
       principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201-2936
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                                  -----------

                               MMI Products, Inc.
              (Exact name of obligor as specified in its charter)

                   Delaware                                   74-1622891
       (State or other jurisdiction of                     (I.R.S. employer
        incorporation or organization)                   identification No.)

       515 West Greens Road, Suite 710
                 Houston, TX                                    77067
   (Address of principal executive offices)                   (Zip Code)

                                  ------------

                   11 1/4% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . .  .. . . . . . . . . . . . . . . . . . . . . . . . .

                                    GENERAL

1.  General Information.

    Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                                       As of June 9, 1997
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                      Col A.                                                        Col B.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                   Title of Class                                             Amount Outstanding
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

      Capital Stock - par value $100 per share                                   5,000 shares

4.       Trusteeships under Other Indentures.

         Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not Applicable

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.

         Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.

         Not Applicable

13.      Defaults by the Obligor.

         Not Applicable

14.      Affiliations with the Underwriters.

         Not Applicable

15.      Foreign Trustee.

         Not Applicable

16.      List of Exhibits.

                    T-1.1         -        A copy of the Articles of
                    Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.      (con't.)

                    T-1.2         -        A copy of the certificate of
                    authority of the Trustee to commence business;incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

                    T-1.3         -        A copy of the authorization of the
                    Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

                    T-1.4         -        A copy of the By-laws of the U.S.
                    Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

                    T-1.5         -        The consent of the Trustee required
                    by Section 321(b) of the Trust Indenture Act of 1939.

                    T-1.6         -        A copy of the latest report of
                    condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                  NOTE

As of June 9, 1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of June 9, 1997 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,591,502 shares of $1 par value Common Stock as of June 9, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                _______________

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 9th day of June, 1997.

                                  U.S. Trust Company of Texas, N.A.,
                                  Trustee



                                  By: /s/ BILL BARBER
                                     -------------------------------
                                        Bill Barber
                                        Vice President

                                                                   Exhibit T-1.5



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue MMI Products, Inc. 11 1/4% Senior Subordinated Notes due 2007, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                  U.S. Trust Company of Texas, N.A.



                                  By: /s/ BILL BARBER
                                     ---------------------------------
                                          Bill Barber
                                          Vice President

                                                                   EXHIBIT T-1.6


                                                               Board of Governors of the Federal Reserve System
                                                               OMB Number:  7100-0036
                                                               Federal Deposit Insurance Corporation
                                                               OMB Number:  3064-0052

                                                               Office of the Comptroller of the Currency
 Federal Financial Institutions Examination Council            OMB Number:  1557-0081
                                                               Expires March 31,1999


                                                               Please Refer to Page i,
                                                                                                 (1)
 (LOGO)                                                        Table of Contents, for
                                                               the required disclosure
                                                               of estimated burden


 CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH
 DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100
 MILLION  - -  FFIEC  034
                                                                                           (970331)
                                                                                          ----------
 REPORT AT THE CLOSE OF BUSINESS March 31,1997                                           (RCRI 9999)

 This report is required by law:  12 U.S.C. Section 324         This report form is to be filed by banks with domestic
 (State member banks); 12 U.S. c. Section 1817 (State           offices only.  Banks with branches and consolidated
 nonmember banks); and 12 U.S. C. Section 161 (National         subsidiaries in U.S. territories and possessions, Edge or
 banks).                                                        Agreement subsidiaries, foreign branches, consolidated
                                                                foreign subsidiaries, or International Banking Facilities
                                                                must file FFIEC 031.


 NOTE:  The Reports of Condition and Income must be signed by   The Reports of Condition and Income are to be prepared in
 an authorized officer and the Report of Condition must be      accordance with Federal regulatory authority
 attested to by not less than two directors (trustees) for      instructions.  NOTE:  these instructions may in some
 State nonmember banks and three directors for State member     cases differ from generally accepted accounting
 and National Banks.                                            principles.

 I,      Alfred B. Childs, SVP & Cashier                        We, the undersigned directors (trustees), attest to the
     -----------------------------------                        correctness of this Report of Condition (including the
    Name and Title of  Officer Authorized to Sign Report        supporting schedules) and declare that it has been
                                                                examined by us and to the best of our knowledge and
 of the named bank do hereby declare that these Reports of      belief has been prepared in conformance with the
 Condition and Income (including the supporting schedules)      instructions issued by the appropriate Federal regulatory
 have been prepared in conformance with the instructions        authority and is true and correct.
 issued by the appropriate Federal regulatory authority and
 are true to the best of my knowledge and belief.               /s/     Stuart M. Pearman
                                                                -------------------------
                                                                 Director (Trustee)
 /s/         Alfred B. Childs
 ----------------------------
   Signature of Officer Authorized to Sign Report               /s/      J. T. Moore Jr.
                                                                ------------------------
                                                                 Director (Trustee)
   April 17,1997
 ---------------
  Date of Signature                                             /s/       Peter J. Denker
                                                                -------------------------
                                                                 Director (Trustee)


 FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

 STATE MEMBER BANKS:  Return the original and one copy to      NATIONAL BANKS:  Return the original only in the special
 the appropriate Federal Reserve District Bank.                return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the
 STATE NONMEMBER BANKS:  Return the original only in the       original only to the FDIC, c/o Quality Data Systems, 2127
 special return address envelope provided.  If express mail    Espey Court, Suite 204, Crofton, MD  21114.
 is used in lieu of the special return address envelope,
 return the original only to the FDIC, c/o Quality Data
 Systems, 2127 Espey Court, Suite 204, Crofton, MD  21114.


 FDIC Certificate Number ____________                                                                                       12-31-96
                         (RCRI 9050)                           Banks should affix the address label in this space.

                                                               U. S. Trust Company of Texas, National Association
                                                               --------------------------------------------------
                                                               Legal Title of Bank (TEXT 9010)

                                                               2001 Ross Avenue, Suite 2700
                                                               ----------------------------
                                                               City (TEXT 9130)

                                                               Dallas, TX                                    75201
                                                               ---------------------------------------------------
                                                               State Abbrev. (TEXT 9200)                  ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                 Call Date:                          State #:   6797         FFIEC  034
                                                                           03/31/97   Cert #:    33217       Page RC-2
 U.S. TRUST COMPANY OF TEXAS, N.A.               Vendor ID:
 2100 ROSS AVENUE, SUITE 2700                                                     D
 DALLAS, TX  75201                                Transit #:
                                                                           11101765
                                                                                                                   9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                     C100
                                                                                              Dollar Amounts in Thousands
                                                   ------                                     ---------------------------
ASSETS
  1.   Cash and balances due from depository institutions:                                         RCON
                                                                                                   ----
       a.  Noninterest-bearing balances and currency and coin (1,2)  . . . .                       0081       1,255 1.a
                                                                              ------    -------
       b.  Interest bearing balances (3) . . . . . . . . . . . . . . . . . .                       0071         629 1.b
                                                                              ------    -------

  2.   Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)  . . .                       1754           0 2.a
                                                                              ------     -------
       b.  Available-for-sale securities (from Schedule RC-B, column D)  . .                       1773     105,764 2.b
                                                                              ------     -------
  3.   Federal funds sold and securities purchased under agreements to resell:
       a.  Federal funds sold (4)  . . . . . . . . . . . . . . . . . . . . .                       0276           0 3.a
                                                                              ------    -------
       b.  Securities purchased under agreements to resell (5) . . . . . . .                       0277           0 3.b
                                                                              ------    -------
  4.   Loans and lease financing receivables:                                   RCON
                                                                                ----
       a.  Loans and leases, net of unearned income (from Schedule RC-C) . .    2122      43,079                    4.a

       b.  LESS:  Allowance for loan and lease losses  . . . . . . . . . . .    3123         511                    4.b


       c.  LESS:  Allocated transfer risk reserve  . . . . . . . . . . . . .    3128           0                    4.c

       d.  Loans and leases, net of unearned income, allowance, and reserve                        RCON
                                                                                                   ----
            (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . . . .                       2125      42,568 4.d
                                                                              ------    -------
  5.   Trading assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                       3545           0 5.
                                                                              ------    -------
  6.   Premises and fixed assets (including capitalized leases)  . . . . . .                       2145         752 6.
                                                                              ------    -------
  7.   Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . .                       2150           0 7.
                                                                              ------    -------
  8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . . .                       2130           0 8.
                                                                              ------    -------
  9.   Customers' liability to this bank on acceptances outstanding  . . . .  ______    _______    2155             9.
                                                                                                                  0
 10.   Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . .                       2143           0 10.
                                                                              ------    -------
 11.   Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . .                       2160       1,933 11.
                                                                              ------    -------
 12.   a.  Total assets (sum of items 1 through 11)  . . . . . . . . . . . .                       2170     152,901 12.a
                                                                              ------    -------
       b.  Losses deferred pursuant to U.S.C. 1823(j)  . . . . . . . . . . .                       0306           0 12.b
                                                                              ------    -------
       c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
             (sum of items 12.a and 12.b)  . . . . . . . . . . . . . . . . .                       0307     152,901 12.c
                                                                              ------    -------

(1)  Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

                                                   Call Date:               3/31/97  State #:     6797       FFIEC  034
                                                   Vendor ID:                     D   Cert #:    33217       Page RC-2
 U.S. TRUST COMPANY OF TEXAS, N.A.                 Transit #:              11101765
 2100 ROSS AVENUE, SUITE 2700
 DALLAS, TX  75201
                                                                                                                  10

SCHEDULE RC - CONTINUED
                                                                                     Dollar Amounts in Thousands
                                                                                     ---------------------------
LIABILITIES
 13.    Deposits:

        a.  In domestic offices (sum of totals of                                               RCON
                                                                                                ----
             columns A and C from Schedule RC-E)  . . . . . . . . . . . .     RCON              2200    124,978   13.a
                                                                              ----
             (1)  Noninterest-bearing (1) . . . . . . . . . . . . . . . .     6631     19,997                     13.a.1


             (2)  Interest-bearing  . . . . . . . . . . . . . . . . . . .     6636    104,981
        b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
              (1)  Noninterest-bearing  . . . . . . . . . . . . . . . . .
              (2)  Interest-bearing . . . . . . . . . . . . . . . . . . .

 14.    Federal funds  purchased and securities  sold under agreements  to                      RCON
        repurchase:                                                                             ----
        a.  Federal funds purchased (2) . . . . . . . . . . . . . . . . .                       0278          0   14.a
                                                                            ------    -------
        b.  Securities sold under agreements to repurchase (3)  . . . . .                       0279          0   14.b
                                                                            ------    -------
 15.    a.  Demand notes issued to the U.S. Treasury  . . . . . . . . . .                       2840          0   15.a
                                                                            ------    -------
        b.  Trading liabilities . . . . . . . . . . . . . . . . . . . . .                       3548          0   15.b
                                                                            ------    -------
 16.    Other borrowed money:
        A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS . . . . . . . .                       2332      1,000   16.a
                                                                            ------    -------

        B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR . . . . . . .                       2333      5,000   16.b
                                                                            ------    -------
 17.    Mortgage indebtedness and obligations under capitalized leases  .                       2910          0   17.
                                                                            ------    -------
 18.    Bank's liability on acceptances executed and outstanding  . . . .                      29200          0   18.
                                                                            ------    -------
 19.    Subordinated notes and debentures . . . . . . . . . . . . . . . .                       3200          0   19.
                                                                            ------    -------
 20.    Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . .                       2930      1,468   20.
                                                                            ------    -------
 21.    Total liabilities (sum of items 13 through 20)  . . . . . . . . .                       2948    132,446   21.
                                                                            ------    -------

 22.    Limited-life preferred stock and related surplus  . . . . . . . .                       3282          0   22.
                                                                            ------    -------
EQUITY CAPITAL
 23.   Perpetual preferred stock and related surplus . . . . . . . . . .                        3838       7,000  23.
                                                                            ------    -------
 24.   Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . .                        3230         500  24.
                                                                            ------    -------
 25.   Surplus (exclude all surplus related to preferred stock)  . . . .                        2829       8,384  25.
                                                                            ------    -------
 26.   a.  Undivided profits and capital reserves  . . . . . . . . . . .                        3632       4,711  26.a
                                                                            ------    -------
       b.  Net unrealized holding gains (losses) on available-for-sale
             securities  . . . . . . . . . . . . . . . . . . . . . . . .                        8434       (140)  26.b
                                                                            ------    -------
 27.   Cumulative foreign currency translation adjustments . . . . . . .                        3210
                                                                            ------    -------
 28.   a.  Total equity capital (sum of items 23 through 27) . . . . . .                        3210      20,455  28.a
                                                                            ------    -------
       b.  Losses deferred pursuant to 12 U.S.C. 1823(j) . . . . . . . .                        0306           0  28.b
                                                                            ------    -------
       c.  Total equity capital and losses deferred pursuant to 12 U.S.C.
             1823(j) (sum of items 28.a and 28.b)  . . . . . . . . . . .                        3559      20,455  28.c
                                                                            ------    -------
 29.   Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items
       21, 22, and 28.c) . . . . . . . . . . . . . . . . . . . . . . . .                        2257     152,901  29.
                                                                            ------    -------


Caption>
MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1.  Indicate in the box at the right the number of the statement below that
        best describes the most comprehensive level of auditing work performed                 RCON
        for the bank by independent external auditors as of any date during                    ----
        1995 . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6724           1   M.1


 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on theconsolidated holding company (but not on the bank separately)

 3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

 4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

 5 = Review of the bank's financial statements by external auditors

 6 = Compilation of the bank's financial statements by external auditors

 7 = Other audit procedures (excluding tax preparation work)

 8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Report "term federal funds purchased" in Schedule RC, item 16,
     'Other borrowed money.'
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'